SEPARATION AND RELEASE AGREEMENT

THIS SEPARATION AND RELEASE AGREEMENT (the “Agreement”) is entered into by and between Duckwall-Alco Stores, Inc., a Kansas corporation, (the “Company”) and Bruce C. Dale, an individual resident of the State of Kansas (“Employee”). Company and Employee are collectively referred to as the “Parties” and each individually as a “Party.”

WHEREAS, Employee and the Company are parties to the Employment Agreement dated August 1, 2006 (the “Employment Agreement”) whereby Employee serves as the Company’s President and Chief Executive Officer;

WHEREAS, the Parties desire to terminate Employee’s employment with the Company and his position as President and Chief Executive Officer;

WHEREAS, the Parties desire to resolve all matters arising out of Employee’s employment with the Company and the termination of his employment under the Employment Agreement and otherwise; and

WHEREAS, the Parties desire to enter into this Agreement to establish the terms and conditions governing Employee’s termination of employment and separation from the Company.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein, the Parties agree as follows:

AGREEMENT

1.          Resignation; Termination Date. Employee hereby resigns as President and Chief Executive Officer and the Parties terminate Employee’s employment with the Company under the Agreement and otherwise, effective February 22, 2008 (the “Termination Date”). The Parties waive any notice of termination, if applicable, required by the Employment Agreement. Insofar as Employee is an officer and/or director of any subsidiaries or affiliates of the Company, Employee hereby resigns from such positions effective as of the Termination Date.

2.          Severance Pay and Benefits. The Company will pay Employee his Base Salary (as defined in the Employment Agreement) beginning on the Termination Date and ending on March 31, 2010 in accordance with the Company’s standard payroll practices. The Company will pay, on a monthly basis, Employee's premiums of group health benefits under COBRA for eighteen (18) months after the Termination Date and, thereafter, reimburse Employee, on a monthly basis, an amount equivalent to the cost of such insurance until March 31, 2010.

3.          Non-Solicitation. For a period commencing on the Termination Date and ending twelve (12) months after the Termination Date, Employee will refrain from, directly, indirectly or as an agent on behalf of or in conjunction with any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, other entity, governmental, other agency or political subdivisions thereof (“Person”): (a) soliciting or encouraging any employee of the Company or its subsidiaries who is employed in an executive, managerial, administrative or professional capacity or who possesses confidential information to leave the employment of the Company or any of its subsidiaries; and (b) soliciting any customer of the Company or any of its subsidiaries on behalf of any business, entity, firm, partnership, corporation or other person, whether private, governmental or quasi-governmental (“Competitor”).

4.          Noncompetition. For a period commencing on the Termination Date and ending twelve (12) months after the Termination Date, Employee will not, either directly or indirectly, own, manage, operate, join, control or participate (or serve as a consultant or a similar position) in the ownership, management, operation or control of a Competitor in any state where the Company has a retail establishment, including (a) the business of development, design, production, supply, sale or distribution of small variety or discount retail stores or (b) any other business engaged in or being developed by the Company or its subsidiaries in which Employee has played a material role in the acquisition, development or management of such business provided that, Employee will not be deemed to engage in any of the businesses of any publicly traded corporation solely by reason of his ownership of less than two percent (2%) of the outstanding stock of such Person or by serving as a director on the board of directors of a customer or supplier of the Company at the request of the Company’s Board of Directors.

5.	Nondisclosure of Confidential Information.

(a)        Confidential Information. In the performance of his duties, Employee has previously had, and may be expected in the future to have, access to Company proprietary information, technical data, trade secrets of know-how, including, but not limited to, research, product plans, products, methods, strategies, services, customer lists, prospective customer lists, customer records, telephone lists and all other information with respect to customers (including, but not limited to, customers of the Company on whom he called or with whom he became acquainted during the term of his employment), documents, notes, working papers, records, systems, contracts agreements, market data and related information, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering information, hardware configuration information, marketing plans, finances, pricing and credit documents and polices, service development techniques or plans, business acquisition plans, new personnel acquisition plans or other business information presently owned or at any time hereafter developed by the Company or its subsidiaries, agents or consultants or used presently or at any time hereafter in the course of the business of the Company and its subsidiaries, that are not otherwise part of the public domain (collectively, the “Confidential Information”). All such Confidential Information is considered secret and has been disclosed to Employee in confidence, and Employee acknowledges that, as a consequence of his employment and position with the Company and its subsidiaries, Employee has had access to and become acquainted with Confidential Information. Employee shall not, directly or indirectly for any reason whatsoever, disclose or use any such Confidential Information. All records, files, drawings, documents, equipment and other tangible items, wherever located, relating in any way to or containing Confidential Information, which Employee has prepared, used or encountered or shall in the future prepare, use or encounter, shall be and remain the Company’s sole and exclusive property and shall be included in the Confidential Information. The foregoing restrictions shall not apply to the use, divulgence, disclosure or grant of access to Confidential Information to the extent, but only to the extent, (i) expressly permitted or required pursuant to any other written agreement between or among Employee and the Company (and/or any of its subsidiaries), (ii) such Confidential Information which has become publicly known and made generally available through no wrongful act of Employee or of others who were under confidentiality obligations as to the item or items involved, (iii) Employee’s general skills and education, and know-how of broad application known to Employee or independently developed by Employee prior to Employee’s employment by the Company or (iv) Employee is required to disclose Confidential Information by or to any court of competent jurisdiction or any governmental or quasi-governmental agency, authority or instrumentality of competent jurisdiction, provided, that Employee shall, prior to any such disclosure, immediately notify the Company of such requirement and provided further, that the Company shall have the right, at its expense, to object to such disclosure and to seek confidential treatment of any Confidential Information to be so disclosed on such terms as it shall determine.

(b)        Third Party Information. Employee has previously had access to confidential or proprietary information with respect to third parties which is subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes (the “Third Party Information”). Except in the performance of his duties to the Company or its subsidiaries, Employee shall not, directly or indirectly for any reason whatsoever, disclose or use any such Third Party Information.

(c)        Reasonable Restraint. Employee understands that the provisions of Sections 3 (“Non-Solicitation”), 4 (“Noncompetition”), and 5 (“Nondisclosure of Confidential Information”) may limit his ability to earn a livelihood in a business similar to the business of the Company and its subsidiaries but nevertheless agrees and hereby acknowledges that such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company and its subsidiaries and the consideration provided under this Agreement, including, without limitation, any amounts or benefits provided hereunder, is sufficient to compensate Employee for the restrictions contained in Sections 3 (“Non-Solicitation”), 4 (“Noncompetition”), and 5 (“Nondisclosure of Confidential Information”) . In consideration of the foregoing and in light of Employee’s education, skills and abilities, Employee agrees that he will not assert, and it should not be considered, that any provisions of Sections 3 (“Non-Solicitation”), 4 (“Noncompetition”), and 5 (“Nondisclosure of Confidential Information”) prevented him from earning a living or otherwise are void, voidable or unenforceable or should be voided or held unenforceable.

6.          Forfeiture. Employee acknowledges that the severance pay and benefits described in this Agreement will cease and no further severance pay and benefits will be payable to him if he violates any of the post-employment covenants in Sections 3 (“Non-Solicitation”), 4 (“Noncompetition”), 5 (“Nondisclosure of Confidential Information”), 7 (“Release of Claims”), 8 (“Covenant Not to Sue”), 9 (“Confidential Nature of Separation Negotiations”) and 10 (“Non-Disparagement”) of this Agreement.

7.          Release of Claims. In exchange for the foregoing, Employee, his heirs and representatives release, waive and forever discharge the Company, its directors, officers, shareholders, affiliates, agents, advisors, counsel and current and former employees from all pending or potential claims, counts, causes of action and demands of any kind whatsoever or nature for money or anything else, whether such claims are known or unknown that arose prior to Employee’s signing this Agreement or that relate in any way to Employee’s employment or termination of employment with the Company. This release includes, but is not limited to, any and all claims of race discrimination, sexual discrimination, national origin discrimination, religious discrimination, disability discrimination, age discrimination and unlawful retaliation and any and all claims under the following:

(a)	Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e et seq.;
(b)	Civil Rights Act of 1866, 42 U.S.C. § 1981 et seq.;
(c)	The Family and Medical Leave Act, as amended, 29 U.S.C. § 2601, et seq.;
(d)	The Americans with Disabilities Act, as amended, 42 U.S.C. § 12101, et seq.;
(e)	The Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, 29 U.S.C. § 621, et seq.;
(f)	Kansas Act Against Discrimination, Chapter 44, Art. 10, K.S.A.;
(g)	Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. § 1001, et seq.;
(h)	Rehabilitation Act of 1973, 29 U.S.C. § 706, et seq.;
(i)	Any state, municipal and other local anti-discrimination statutes;

(j)	Any and all claims for alleged breach of an express or implied contract;
(k)	Any and all tort claims including, but not limited to, alleged retaliation for assertion of workers’ compensation rights;
(l)	Any and all claims under workers’ compensation law; and
(m)	Any and all claims for attorney’s fees.

8.          Covenant Not to Sue. Employee will not initiate any legal proceeding including, but not limited to, filing any lawsuit or any charge alleging discrimination or retaliation with any local, state or federal agency relating to any of the matters released herein.

9.          Confidential Nature of Separation Negotiations. Employee represents and warrants that Employee has not communicated any aspect of the terms or substance of the negotiations leading up to this Agreement (the “Separation Negotiations”) to anyone other than Employee’s attorney. Employee will keep the terms and substance of the Separation Negotiations confidential. Employee will not disclose such information to anyone outside of Employee’s immediate family, Employee’s attorney, and/or Employee’s financial advisor, except as may be required by law. If Employee advises anyone in Employee’s immediate family and/or Employee’s financial advisor about the Separation Negotiations, Employee will advise that person of the confidentiality of the Separation Negotiations and instruct that person not to disclose the terms, conditions, or substance of them to anyone. If Employee is asked about the Separation Negotiations, Employee will limit any response substantially to the following statement only: “The matter has been settled and that is all that I can say about it.” Employee acknowledges that it would be impossible to fix a specific measure of damages in the event that Employee does not comply with these terms relating to confidentiality, and Employee therefore agrees that in the event that a judge or jury determines that Employee breached these terms relating to confidentiality, Employee shall become immediately liable to the Company for any costs, including attorneys’ fees, reasonably incurred by the Company in collecting that amount from Employee. Employee acknowledges that the Company may have a legal obligation to publicly disclose the material terms of the Agreement or the Agreement itself.

10.        Non-Disparagement. Employee will refrain from making negative or disparaging remarks about the Company and its customers. Employee will not provide information or issue statements regarding the Company or its customers, or take any action that would cause the Company or its customers embarrassment or humiliation or otherwise cause or contribute to them being held in disrepute. Nothing in this Agreement shall be deemed to preclude Employee from providing truthful testimony or information pursuant to subpoena, court order, or similar legal process.

11.        Equitable Remedies. Employee acknowledges that a breach of this Agreement will result in irreparable harm and continuing damages to the Company; and that, in the event of a breach of this Agreement by Employee, it would be difficult or impossible to ascertain fully for purposes of remedying the harm that would be caused by such breach. In the event of a breach by Employee of this Agreement, the Company is entitled to make application to a court of competent jurisdiction for equitable relief by way of injunction, a temporary restraining order or otherwise. Employee will pay all of the Company’s expenses including attorneys’ fees in enforcing this Agreement. Employee further acknowledges that money damages may not provide adequate relief in the event of a breach, attempted breach or threatened breach of this Agreement and that in addition to injunctive relief and any other remedies available at law or equity, the Company shall also be entitled to recover from Employee any money damages that can be determined.

12.        Non-Admission of Liability. The Parties acknowledge that nothing contained in this Agreement is to be construed as an admission of liability, fault, or improper or unlawful action on the part of either of the Parties.

13.        Return of Company Property. Employee represents and warrants that he has returned all property belonging to the Company, including, but not limited to, all keys, access cards, office equipment, computers, cellular telephones, notebooks, documents, records, files, written materials, electronic information, credit cards bearing the Company’s name, and other Company property (originals or copies in whatever form) in Employee’s possession or under Employee’s control.

14.        Review and Revocation Periods. Employee has up to twenty-one (21) days within which to consider this Agreement. If Employee signs this Agreement, he then will have seven (7) days after the date he signs it, to revoke his acceptance of its terms. To be effective, any revocation must be in writing and received by the Company within seven (7) days after Employee signs this Agreement. If Employee does not revoke acceptance, this Agreement will become effective and irrevocable by Employee on the eighth day after Employee has executed it.

15.        Governing Law; Jurisdiction. The validity of this Agreement and the interpretation and performance of all its terms shall be governed by and construed in accordance with the laws of the State of Kansas, without regard to the choice of law rules thereof. Each of the Parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court sitting in the District of Kansas in the event any dispute that the Parties fail to resolve arises out of this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for release from any such court, and (c) agrees that it shall not bring any action relating to this Agreement in any court other than the courts set forth above. In any such proceeding, the Parties agree to accept service of process by mail at the addresses provided below:

If to the Company:

Duckwall-Alco Stores, Inc.

401 Cottage Street

Abilene, KS 67410-0219

Attention: General Counsel

If to Employee:

Bruce C. Dale

1600 Park Place Court

Abilene, KS 67410

Any address for notice may be changed by written notice sent to the other Party at the addresses listed above.

16.        Binding Effect. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of Employee and the successors and assigns of the Company.

17.        No Assignment; No Third-Party Beneficiaries. Except as otherwise provided in Section 16, this Agreement is not assignable by either Party and no payment to be made hereunder shall be subject to alienation, sale, transfer, assignment, pledge, encumbrance or other charge. No person shall be, or deemed to be, a third-party beneficiary of this Agreement.

18.        Execution in Counterparts. This Agreement may be executed by the Parties hereto in two (2) or more counterparts, each of which shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

19.        Headings. The headings in this Agreement are for convenience of reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have caused this Agreement to be duly executed as of the Effective Date.

EMPLOYEE:

/s/ Bruce C. Dale

Bruce C. Dale

COMPANY:

DUCKWALL-ALCO STORES, INC.

By: /s/ Warren H. Gfeller
Its:	Chairman

Date: 2/22/2008